                                                                   EXHIBIT 10.14

                              McKESSON HBOC, INC.
                    1984 EXECUTIVE BENEFIT RETIREMENT PLAN
                    --------------------------------------

                        Amended as of January 27, 1999


A.   PURPOSE
     -------

     This Plan is established to enable the Company to attract and retain key executive personnel by assisting them and their survivors in maintaining their standards of living on the Executive's retirement or earlier death.

B.   ERISA PLAN
     ----------

     This Plan is an unfunded deferred compensation program for a select group of highly compensated management employees of the Company. The Plan, therefore, is generally covered by Title I of ERISA, but is exempt from Parts 2, 3, and 4 of Title I of ERISA.

C.   PARTICIPATION
     -------------

     1.   Selection by the Board.  The Board may select, at its discretion
          ----------------------
and from time to time as it decides, the Key Executives who participate in this Plan. Participation in the Plan shall be limited to those Executives of the Company who are selected by the Board. Selection of a Key Executive to participate in the Plan may be evidenced by the terms of his contract of employment with the Company.

     2.   Addition and Removal of Participants.  The Board may, at its
          ------------------------------------
discretion and at any time, designate additional Executives to participate in the Plan and remove Executives from participation in the Plan. If an Executive is removed from participation prior to reaching age 65, he shall be entitled to receive benefits, if any, as specified in Section D or F.

     3.   Notification of Participants.  The Administrator shall annually
          ----------------------------
notify each Executive that he is a participant in the Plan and shall notify each Executive of the estimated amount of benefits which he will receive under the Plan on Approved Retirement.

     4.   Relation to Other Plans, Etc.  If an Executive participates in this
          ----------------------------
Plan, he shall not participate in or receive benefits under any other Company-paid plan, program or agreement that provides Company Executives, or the individual Executive, with retirement benefits that supplement or are in addition to the benefits under the Retirement Plan, Profit Sharing Investment Plan or Supplemental Profit-Sharing Investment Plan, unless otherwise specifically approved by the Board. For example, any Executive who participates in this Plan shall not receive any retirement benefits under the McKesson HBOC, Inc. Executive Benefit Plan or under any Supplemental Retirement Agreement or Deferred Compensation Agreement that provides

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retirement benefits in addition to benefits provided under the Retirement Plan or Profit-Sharing Investment Plan. This paragraph shall not limit an Executive's participation in or benefits under any plan or program under which the Executive voluntarily defers for later payment compensation otherwise currently payable to him (such as, but not limited to, the Deferred Compensation Administration
Plan).

D.   BENEFITS ON APPROVED RETIREMENT
     -------------------------------

     1.   Amount of Benefits.
          ------------------

          a.   In General.  Except as otherwise provided herein, each Executive
               ----------
who participates in the Plan and terminates employment by reason of an Approved Retirement shall be entitled to receive monthly payments equal to (1) reduced by
(2), as follows:

               (1) The percentage of Average Final Compensation specified for the Executive, which shall be as provided herein and no higher than sixty percent (60%)

                    reduced by

               (2)  the Executive's Basic Retirement Benefits.

The percentage stated in clause (1) may be specified by the Board or may be specified in the Executive's written employment contract with the Company. Unless otherwise determined by the Board, the percentage of Average Final Compensation specified in clause (1) shall be 20% plus 0.148% for each completed month (1.77% per completed year) of the Executive's full-time continuous employment with the Company, but in no event shall be higher than 60%.

          b. Special Rule. The benefit of an Executive under this Section D. who is a participant in the Plan as of August 28, 1996, shall not be less than his benefit calculated pursuant to Section F.1.a. of the Plan, without regard to any reduction required by Section D.3. of the Plan.

          c.   Effect of Plan Termination.  If the Plan is terminated with
               --------------------------
respect to any or all Executives, each affected Executive who later terminates employment by reason of an Approved Retirement shall be entitled to receive upon such Approved Retirement monthly payments equal to (1) the applicable percentage of Average Final Compensation under Section D.1.a. multiplied by his Pro Rata Percentage, reduced by (2) his Basic Retirement Benefits. For purposes of this section, his Pro Rata Percentage and Average Final Compensation shall be calculated by treating the date of Plan termination as the date that his employment with the Company terminates.

          d.   Removal from Participation.  If an Executive is removed from Plan
               --------------------------
participation, and later terminates employment by reason of an Approved Retirement, he shall be treated as if the Plan were terminated with respect to him as of the date of his removal, and his

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benefits shall be determined under Section D.1.b. above except that his Basic
Retirement benefits reduction will be determined as of the date of his Approved Retirement.

          e.   Change in Percentage.
               --------------------

               (1) If the percentage of Average Final Compensation specified in Section D.l.a. is reduced, the percentage applied to determine the Executive's benefit shall be determined by averaging over his period of participation in the Plan (and in the Executive Benefit Plan) the percentages that have been so specified. For example, if an Executive's percentage is reduced from 60% to 50%, and one-half of his Plan participation is at 60% and one-half at 50%, the percentage used to determine his benefits will be 55%. (See Appendix C.)

                    In addition, the benefit payable under this Plan after a reduction in such percentage shall not be less than the benefit that would have been paid if the Plan had been terminated with respect to the Executive on the date of such reduction.

               (2) If the percentage of Average Final Compensation specified in Section D.l.a. is increased, such increased percentage shall apply for determining Plan benefits without averaging it with prior percentages, and all prior Plan participation shall be treated as having been participation under that increased percentage.

          f.   Reduction for Basic Retirement Benefits.  The reduction for the
               ---------------------------------------
Executive's Basic Retirement Benefits shall be applied, unless otherwise provided herein, by calculating all benefits as if they were payable in the form of a straight life annuity beginning at the date of Approved Retirement, without survivor benefits. There is no requirement, however, that the benefits payable under this Plan and any other plan be paid in the same form or at the same time.

     2.   Time of Payment.  The benefits provided on Approved Retirement shall
          ---------------
commence on the first day of the month following the date of the Executive's Approved Retirement.

     3.   Early Retirement Benefit.  If an Executive's Approved Retirement
          ------------------------
occurs before attaining age 62, he shall receive a reduced benefit commencing on the first day of the month following his Approved Retirement. This benefit shall be reduced beginning at age 62 at the same rate per year as that specified for Retirement before Social Security Normal Retirement age under the Retirement Plan. On Approved Retirement before age 62, the reduction for Basic Retirement Benefits shall be applied by calculating all benefits as if they were payable in the form of a straight life annuity at the date of Approved Retirement before age 62, without survivor benefits, to determine the net benefit payable under this Plan. See Appendix A for an example of this calculation.

     4.   No Election of Delayed Retirement Benefit.  An Executive may not elect
          -----------------------------------------
to delay the beginning of his retirement benefits under the Plan after the time for commencement specified in Section D.2. or D.3., as applicable.

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E.   DEATH BENEFITS
     --------------

     1.   Death After Approved Retirement.  If an Executive dies after
          -------------------------------
Approved Retirement, benefits shall be paid after his death only in accordance with the Method of Payment determined under Section H. For example, if the Executive received a straight life annuity or a lump sum, no benefits shall be paid under this Plan after his death.

     2.   Death While Employed.
          --------------------

          a.   Benefits Payable to Beneficiary.  If an Executive dies while he
               -------------------------------
is employed by the Company, his beneficiary shall receive the monthly benefit that would have been paid to such beneficiary if the Executive had terminated employment by reason of an Approved Retirement on the last day of the month before his death, had elected to receive his benefits in the actuarially reduced form of a joint and 100% survivor annuity with his beneficiary as the contingent annuitant, had begun to receive such benefits on the day prior to his death, and died immediately thereafter. Such payment shall be calculated by first determining the amount payable to the Executive under this Plan without reduction for Basic Retirement Benefits (applying any early Retirement Benefit reduction and applying the actuarial reduction for joint and 100% survivor annuity) and only thereafter making a reduction for Basic Retirement Benefits. The reduction for Basic Retirement Benefits in connection with the Retirement Plan in this case shall be in the amount payable, if any, under the Retirement Plan as a spouse allowance; if any spouse allowance is payable under the Retirement Plan on account of the Executive, this reduction shall be made even if the Executive's beneficiary under this Plan is not his surviving spouse. See Appendix B for an example of this calculation.

          b.   Average Final Compensation.  For purposes of the calculations
               --------------------------
under this Section E.2., the Executive's Average Final Compensation shall be based on the compensation he actually earned during his employment with the Company.

          c.   No Designated Beneficiary.  If an Executive dies before Approved
               -------------------------
Retirement without having designated a beneficiary, and was married on the date of his death, his surviving spouse shall be his beneficiary, unless otherwise provided by applicable community property or other laws or court order. If he dies before Approved Retirement, has no surviving spouse and has not designated a beneficiary, the present value of the benefits that would be paid to a surviving spouse of the same age as the Executive under a joint and 100% survivor annuity form (and under the method of calculation provided in Section E.2.a. and b.) shall be paid to the Executive's estate in two equal amounts in the 14 months following death. The present value of benefits shall be determined under factors established and uniformly applied by the Administrator.

     3.   Designation of Beneficiary.  An executive may designate any
          --------------------------
natural person as his beneficiary, but may not designate more than one person, or any person that is not a natural

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person, without the approval of the Administrator. Designation shall be made in writing and shall become effective only when filed with the Administrator. Such filing must occur before the Executive's death. An Executive may change his beneficiary, from time to time, by filing a new written designation with the Administrator. If the Executive is married, any Beneficiary designation which does not designate the Executive's spouse to receive at least one-half of the benefit payable on the Executive's death shall only become effective when approved in writing by the Executive's spouse.

F.   TERMINATION BEFORE APPROVED RETIREMENT
     --------------------------------------

     1.   Basic Rule
          ----------

          a.   Termination Benefits.  Subject to other applicable provisions in
               --------------------
this Plan, an Executive who terminates employment with the Company other than on Approved Retirement or death shall be entitled to receive, beginning at age 65, monthly payments equal to his Termination Benefits. An Executive's Termination Benefits are equal to 1) the applicable percentage of Average Final Compensation under Section D.1.a., multiplied by his Pro Rata Percentage and reduced by 2) his Basic Retirement Benefits at the later of age 65 or the date of actual termination.

          b.   Plan Termination or Removal from Participation.  An Executive who
               ----------------------------------------------
terminates employment with the Company other than on Approved Retirement or death and who has been removed from Plan participation ("removal") , or with respect to whom the Plan has terminated prior to his termination of employment ("termination") shall be entitled to receive, beginning at age 65, monthly payments determined under this Section F but treating his date of "removal" or "termination", whichever is applicable, as his date of termination of employment for purposes of calculating his Pro Rata Percentage and Average Final Compensation.

          c.   Reduction for Subsequent Employer Benefits.  Any amount payable
               ------------------------------------------
under Section F.1.a. or b. shall be reduced by any retirement benefit payable to the Executive or his beneficiary on account of service rendered to another employer after his termination of employment with the Company.

     2.   Limitations.  No benefits shall be paid under this Section F to:
          -----------

          a.   Termination for Cause.  An Executive who is terminated for cause.
               ---------------------
If the Executive has a written employment agreement, "cause" shall be determined in accordance with that agreement. Otherwise, "cause" shall be determined by the Administrator.

          b.   Violation of Employment Agreement.  An Executive who terminates
               ---------------------------------
his employment in violation of his written employment agreement (if any). Termination is in violation of an employment agreement if termination occurs before the end of the term of that contract and is not allowed by the agreement (e.g., for "good reason").

          c.   No Vested Interest.  An Executive who has no vested interest in
               ------------------
benefits under the Retirement Plan at the time of his termination of employment with the Company; provided, however, that this Section F.2.c. shall not apply to any Executive who is a participant in this Plan on September 29, 1993. An Executive who would have such a vested interest 1) if his employment was not terminated by the Company in violation of his employment agreement or 2) if his employment was not terminated for "good reason" under such agreement, shall be treated as having such a vested interest.

     3.   Pro Rata Percentage.  An Executive's Pro Rata Percentage is the higher
          -------------------
of the following two percentages (but not greater than 100%). The first percentage is determined by dividing the number of the Executive's whole months of employment with the Company by the number of whole months from the date that the Executive was first hired by the Company to the date that he will reach age 65 and multiplying by 100. The second percentage is determined by multiplying 4.44% by the number of his whole and partial years of completed employment with the Company.

     4.   Rules of Application.
          --------------------

          a.   Periods of Employment.  For purposes of determining employment
               ---------------------
with the Company, periods that would be disregarded under the Retirement Plan on account of breaks in service shall be disregarded under this Section.

          b.   Basic Retirement Benefits.  For purposes of this Section, an
               -------------------------
Executive's Basic Retirement Benefits shall be determined at the time that he terminates employment with the Company, calculating all benefits as if they were payable in the form of a straight life annuity beginning at the later of age 65 or the date of actual termination of employment, without survivor benefits.

          c.   Method of Payment.  Benefits under this section shall be paid in
               -----------------
the form provided in Section H.

          d.   Date Benefits Begin.  Benefits payable under this Section shall
               -------------------
begin on the first day of the month following the date the Executive reaches age 65.

          e.   Death Benefits.  For purposes of this Section:
               --------------

               (1) If an Executive dies after his benefits have begun, benefits payable thereafter, if any, shall be paid in accordance with the method of payment determined under Section H.

               (2) If an Executive who has terminated employment and is entitled to receive benefits under this Section F dies before his benefits begin, his beneficiary shall receive the monthly benefit payable under an actuarially reduced form of joint and 100% survivor annuity with his beneficiary as the contingent annuitant, payable beginning on the first day of the month after the Executive would have reached age 65. The principles of the second and third sentences of Section E.2.a. and the principles of Section E.2.b. and of this Section shall apply for calculating these survivor benefits.

               (3) The principles of Section E.2.c. and of this Section shall apply if there is no surviving spouse and no designation of beneficiary. The rules of Section E.3. concerning designation of beneficiary shall apply.

          f.   Change in Percentage.  The principles of Section D.1.d. shall
               --------------------
apply to benefits calculated under this Section F.

          g.   Example.  An Executive whose specified percentage of Average
               -------
Final Compensation under Section D.1.a. is 60% who was hired at age 50, whose employment is terminated at age 60, and who otherwise qualifies for a benefit under this Section, will have a vested benefit beginning at age 65 of 2/3's of 60% or 40% of actual Average Final Compensation, less his Basic Retirement Benefits.

     5.   Other Agreement.  If an Executive's written Employment Agreement
          ---------------
with the Company provides higher benefits on termination of employment before Approved Retirement than provided under this Section F, such higher benefits shall be paid.

     6.   Forfeiture of Benefits.  Except as provided in this Section, and as
          ----------------------
provided elsewhere in this Plan with respect to Approved Retirement or death of an Executive, an Executive or his beneficiaries shall not be entitled to any benefits under this Plan, all obligations of the Company to the Executive and his beneficiaries shall cease, and the Company shall have no further liability to the Executive or any other person under this Plan.

G.   SPECIAL FORFEITURE AND REPAYMENT RULES
     --------------------------------------

     Any other provisions of this Plan to the contrary notwithstanding, if the Compensation Committee of the Board determines that an Executive has engaged in any of the actions described in 3. below, the consequences set forth in 1. and
2. below shall result.

     1.   Forfeiture of Benefits.  To the extent that the benefit that otherwise
          ----------------------
would be payable under this Plan exceeds the benefit, if any, that would have been payable if the Executive's retirement had occurred on November 1, 1993, such excess portion shall be forfeited and shall not be payable at any time under this Plan.

     2.   Repayment.  If the Executive received a payment under this Plan at any
          ---------
time within six months prior to the date the Company discovered that the Executive engaged in any action described in 3. below, the Executive, upon written notice from the Company, shall repay to the Company in cash the excess portion of any such payment, such excess portion to be calculated in the manner described in 1. above.

     3. The consequences described in 1. and 2. above shall apply if the Executive, either before or after termination of employment with the Company:

          a. Accepts a position as a consultant to or an employee of a business enterprise that is in direct competition with any line of business engaged in by the Company at the time of the termination of the Executive's employment;

          b. Discloses to others, or takes or uses for his own purpose or the purpose of others, any trade secrets, confidential information, knowledge, data or know-how belonging to the Company and obtained by the Executive during the term of his employment, whether or not they are the Executive's work product. Examples of such confidential information or trade secrets include (but are not limited to) customer lists, supplier lists, pricing and cost data, computer programs, delivery routes, advertising plans, wage and salary data, financial information, research and development plans, processes, equipment, product information and all other types and categories of information as to which the Executive knows or has reason to know that the Company intends or expects secrecy to be maintained;

          c. Fails to promptly return all documents and other tangible items belonging to the Company in the Executive's possession or control, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents or information contained therein, upon termination of employment, whether pursuant to an Approved Retirement or otherwise;

          d. Fails to provide the Company with at least thirty (30) days' written notice prior to directly or indirectly engaging in, becoming employed by, or rendering services, advice or assistance to any business in competition with the Company. As used herein, "business in competition" means any person, organization or enterprise which is engaged in or is about to become engaged in any line of business engaged in by the Company at the time of the termination of the Executive's employment with the Company;

          e. Fails to inform any new employer, before accepting employment, of the terms of this section and of the Executive's continuing obligation to maintain the confidentiality of the trade secrets and other confidential information belonging to the Company and obtained by the Executive during the term of his employment with the Company;

          f. Induces or attempts to induce, directly or indirectly, any of the Company's customers, employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or to breach any contract with the Company, in order to work with or for, or enter into a contract with, the Executive or any third party; or

          g. Engages in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Company.

     The Compensation Committee of the Board shall determine in its sole discretion whether the Executive has engaged in any of the acts set forth in (a) through (g) above, and its determination shall be conclusive and binding on all interested persons.

     Any provision of this section which is determined by a court of competent jurisdiction to be invalid or unenforceable shall be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this section.

H.   METHOD OF PAYMENT
     -----------------

     1.   Normal Form.  The Normal Form of Benefit under this Plan shall be a
          -----------
straight life annuity of monthly payments over the lifetime of the Executive, with payments ceasing on the first day of the month in which the Executive dies.

     2.   Joint and Survivor Annuity.  If the Executive is married at the time
          --------------------------
benefits become payable, then, unless he has elected otherwise (as described below), his benefits shall be paid in the actuarially reduced form of a joint and 50% survivor annuity payable to him and his spouse. With the approval of the Administrator, the Executive may elect, in writing, not to receive this form of benefit, but any such election which provides a benefit for a beneficiary other than his spouse must be approved in writing by his spouse to be effective. Such election shall become effective when filed with the Administrator and must be filed before the Executive's termination of employment with the Company.

     3.   Lump Sum Distribution.  An Executive whose employment terminates by
          ---------------------
reason of an Approved Retirement on or after June 1, 1997, may elect to have the actuarial equivalent value of his benefits paid in the form of a lump sum distribution in cash, where actuarial equivalence is determined using (i) the interest rate prescribed by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination for the month in which the Executive makes the lump sum distribution election and (ii) the mortality table in use under the Retirement Plan on the date the Executive makes the lump sum distribution election. An election of a lump sum form of distribution must be made at least twelve months prior to the Executive's Approved Retirement (except that an election made prior to January 1, 1997 shall be effective as to any Approved Retirement occurring during calendar year 1997) and shall be void and of no effect if either of the following occurs: (a) the Executive's employment with the Company does not terminate within 24 months after the date on which the Executive made the election of a lump sum form of distribution; or (b) the Executive makes a new election under this Section H.3. at least twelve months after the date of the Executive's previous election under this Section H.3.

     An Executive who is married at the time benefits become payable under this Section H.3. may not receive a lump sum form of distribution unless the Executive's spouse approves of the election in writing.

     An Executive may elect a lump sum form of distribution less than twelve months prior to his Approved Retirement, but in such event the amount of the lump sum distribution shall be reduced by ten percent.

     4.   Additional Forms of Benefits.  With the approval of the Administrator,
          ----------------------------
the Executive may elect to receive his benefits in one of the actuarially equivalent benefit forms permitted under the Retirement Plan or such other form as may be approved by the Administrator. If the Executive is married, any such election must be approved in writing by his spouse to be effective, if it would provide the spouse with a benefit less than that provided under Section H.2.

I.   SOURCE OF PAYMENT
     -----------------

     The benefits paid under this Plan shall be paid from the general funds of the Company, and the Executive and his beneficiaries shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. Nothing contained in this Plan shall be deemed to create a trust of any kind for the benefit of the Executive or any beneficiary, or create any fiduciary relationship between the Company and the Executive or any beneficiary with respect to any assets of the Company.

J.   WITHHOLDING
     -----------

     The Executive and any beneficiary shall make appropriate arrangements with the Company for the satisfaction of any federal, state or local income tax withholding requirements and social security or other employee tax requirements applicable to the payment of benefits under this Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

K.   ADMINISTRATION OF THE PLAN
     --------------------------

     1.   In General.  The Plan shall be administered by the Senior Vice
          ----------
President, Human Resources and Administration of the Company under the direction of the Compensation Committee of the Board. If the Senior Vice President, Human Resources and Administration, is an Executive participating in the Plan, then any discretionary action taken as Administrator which directly affects him as Executive shall be specifically approved by the Compensation Committee. The Compensation Committee shall have the ultimate responsibility to interpret the Plan and shall adopt such rules and regulations for carrying out the Plan as it may deem necessary or appropriate. Decisions of the Compensation Committee shall be final and binding on all parties who have an interest in the Plan.

     2.   Elections and Notices.  All elections and notices made by an
          ---------------------
Executive under this Plan shall be in writing and filed with the Administrator.

     3.   Action by Board of Directors.  The Board may act under this Plan in
          ----------------------------
accordance with its normal procedures and practices, including but not limited to delegation of its authority to act under the Plan.

     4.   Plan Year.  The Plan Year is the calendar year.
          ---------

L.   AMENDMENT OR TERMINATION OF THE PLAN
     ------------------------------------

     The Board may at any time amend, alter, modify or terminate the Plan. This Plan shall be treated as a plan covered by Section 301 of the Retirement Equity Act for purposes of amendment and termination.

     The Compensation Committee of the Board may amend this Plan to make technical and correcting changes and to make other changes that do not materially increase the cost of the Plan to the Company or materially change its design.

M.   NO ASSIGNMENT
     -------------

     The benefits provided under this Plan may not be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, or to any person whatsoever. These benefits shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies, garnishment or executions to the fullest extent allowed by law.

N.   DEFINITIONS
     -----------

     For purposes of the Plan, the following terms shall have the meanings indicated:

     1.   "Administrator" shall mean the person specified in Section K.

     2. "Approved Retirement" shall mean (i) any termination of employment with the Company after attainment of age 62; (ii) any involuntary termination of employment after both attainment of age 55 and completion of 15 years of service (as determined under the Retirement Plan); or (iii) any other termination of employment before (i) or (ii) above with the approval of the Board.

          Notwithstanding the foregoing, "Approved Retirement" shall not include any termination for cause, which shall be determined as provided in Section F.2.a. hereof.

     3. "Average Final Compensation" shall mean: one-fifth of the sum of the base salary and annual bonuses under the Management Incentive Plan ("MIP") or any successor or replacement plans (including base salary and annual MIP bonuses or portions thereof voluntarily deferred under a cash or deferred plan or any other tax qualified or non-qualified salary deferral plan such as the Deferred Compensation Administration Plan or MIP bonuses relinquished in favor of a stock option grant under the 1994 Stock Option and Restricted Stock Plan) earned by an Executive for the 5 consecutive years of full-time continuous employment with the Company which (a) fall within the 15-year period ending on the first day of the month following his termination of service with the Company and (b) produce the highest such sum. If the Executive has had less than five years of full time continuous employment, Average Final Compensation shall be base salary and annual bonuses, including amounts voluntarily deferred or relinquished as described in the previous sentence, for the entire period of such employment with the Company, divided by the number of whole and partial years of service.

     4. "Basic Retirement Benefits" shall mean the monthly annuity benefit payable under the Retirement Plan and a hypothetical monthly annuity benefit payable to the Executive under the Profit-Sharing Investment Plan as follows:

          a. Benefits from the Executive's interest in the Retirement Plan shall be calculated on a straight life annuity basis payable (i) to the Executive in the event of normal retirement, retirement after age 65, early retirement, or termination allowance as defined in the Retirement Plan, or (ii) as a spouse allowance in the event of the Executive's death before Approved Retirement (Section E.2.) or before benefits begin (Section F.4.e.).

          b. The hypothetical annuity benefit payable under the Profit-Sharing Investment Plan shall be calculated by first determining the value of each share credited to the Executive's Retirement Share Plan account under that Plan as of the date it was credited and applying an annual rate of twelve percent to such value from the date such share was credited to such account to the date the Executive's benefit under this Plan is to commence. The aggregate value of all of the shares credited to the Executive's Retirement Share Plan account so determined shall then be converted to a straight life annuity using the factors for determining actuarial equivalence set forth in Section H.3.

     5. "Board" shall mean the Board of Directors of McKesson HBOC, Inc., a Delaware corporation.

     6. "Company" shall mean McKesson HBOC, Inc., a Delaware Corporation, and any member of its controlled group as defined by Section 414(b) and 414(c) of the Internal Revenue Code of 1986, as amended.

     7. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     8. "Executive" shall mean an employee of the Company selected to participate in this Plan.

     9.   "Normal Form of Benefit" is that form described in Section G.l.

     10.  The "Pro Rata Percentage" is defined in Section F.3.

     11.  "Retirement Plan" shall mean the McKesson HBOC, Inc. Retirement Plan.

     12. "Profit-Sharing Investment Plan" shall mean the McKesson HBOC, Inc. Profit-Sharing Investment Plan.

     13.  "Termination Benefits" is defined in Section F.l.a.

O.   MISCELLANEOUS
     -------------

     1.   Fiduciary Insurance.  The Company may purchase insurance for its
          -------------------
directors, officers, employees and agents to cover potential liability arising from their acts and omissions concerning this Plan.

     2.   Applicable Law; Severability.  The Plan hereby created shall be
          ----------------------------
construed, administered, and governed in all respects in accordance with ERISA and the laws of the State of California to the extent the latter are not preempted by ERISA. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     3.   No Right to Continued Employment.  Each executive selected to
          --------------------------------
participate in the Plan is deemed by the Company to be a bona fide executive or in a high policy making position for purposes of the Age Discrimination in Employment Act and state laws of similar effect. Accordingly, the terms of the Plan shall not confer any legal rights upon any Executive to continued employment or employment past age 65, nor shall the Plan interfere with the rights of the Company to discharge any Executive or to treat him without regard to the effect which that treatment might have upon him as a participant in the Plan.


Executed effective as of January 27, 1999.

McKESSON HBOC, INC.


By  ______________________________________
    E. Christine Rumsey
    Senior Vice President, Human Resources and Administration

                              McKESSON HBOC, INC.
                    1984 EXECUTIVE BENEFIT RETIREMENT PLAN


                                  APPENDIX A
                                  ----------

                              SAMPLE CALCULATION
                               EARLY RETIREMENT
                               ----------------


Executive retires at age 59, 3 years early

Final Average Compensation:  $250,000

Percentage of Average Final Compensation
specified under the Plan:  60%



Income Objective
         (60% x $250,000)                                           $150,000

LESS:    Early Retirement Reduction
         (0.003 per month x 36 months = 10.8%)                       (16,200)

Adjusted Objective                                                   133,800

LESS:    Single Life Retirement Plan Benefit and
         annuitized value of Retirement Share Plan                   (38,000)
                                                                    --------

Annual Single Life EBRP Benefit                                     $ 95,800


NOTE: Retirement Plan benefits are governed by the terms of that Plan, and incorporate the appropriate reduction for early retirement. As intended, the 1984 EBRP provides a retirement income that, when added to income from the Retirement Plan, provides the executive with retirement income equal to the adjusted objective.

                              McKESSON HBOC, INC.
                    1984 EXECUTIVE BENEFIT RETIREMENT PLAN


                                  APPENDIX B
                                  ----------

                              SAMPLE CALCULATION
                               SURVIVOR BENEFIT
                               ----------------



Death age 57

Final Average Compensation:                                        $175,000

Percentage of Average Final Compensation
specified under the Plan:  60%

Income Objective
         (60% x $175,000)                                          $105,000

LESS:    Early Retirement Reduction
         (0.003 per month x 60 months = 18%)                        (18,900)
                                                                   --------

Subtotal                                                           $ 86,100

Application of 100% J&S Factor                                           80%
                                                                   --------
Adjusted Objective                                                 $ 68,880

LESS:    Retirement Plan Spouse Allowance and
         annuitized value of Retirement Share Plan                  (25,000)
                                                                   --------
Annual EBRP Survivor Benefit                                       $ 43,880


NOTE: As intended, the 1984 EBRP Survivor Benefit provides a supplement to the Retirement Plan so that the total of these two sources of Company provided benefits equals the survivor's adjusted income objective. This method would apply even if the Retirement Plan Spouse Allowance were paid to a minor child, and the 1984 EBRP benefit were paid to the spouse.

                              McKESSON HBOC, INC.
                    1984 EXECUTIVE BENEFIT RETIREMENT PLAN

                                  APPENDIX C
                                  ----------

                EFFECTS OF AMENDING PLAN TO ELIMINATE REDUCTION
              FOR PROFIT-SHARING INVESTMENT PLAN BENEFITS AND TO
                    REDUCE THE MAXIMUM AVERAGE COMPENSATION
                               PERCENTAGE TO 60%


1. Amendment Not Treated as Reduction or Increase of Percent of Average Final Compensation

     The amendment to the Plan as of December 2, 1987 to eliminate the reduction for benefits from the Profit-Sharing Investment Plan and to reduce the maximum Average Final Compensation percentage to 60% from 65% is not treated as a reduction or increase of the percentage of Average Final Compensation under Section D.1.d. of the Plan. This is the case because the change in the percentage is coupled with the reduction in the offset and is intended to provide a better overall benefit to Plan participants.

2.   Maintenance of Existing Benefits

     The amendment to the Plan of December 2, 1987 shall not operate to reduce the benefit accrued as of that date by any person who is a Plan participant. Therefore, any Executive who participated in the Plan on December 2, 1987 and who otherwise is or becomes entitled to benefits under the Plan shall receive the higher of: 1) the benefits which he had earned and to which he is entitled under the Plan calculated on December 2, 1987 immediately before the Plan was amended and taking into account the value of his vested benefit as of that date under the Profit-Sharing Investment Plan, and 2) the benefits to which he is entitled under the Plan as amended.

For example:  Assume that Appendix A shows the benefits to which an Executive
-----------
who participates in the Plan on December 2, 1987 is entitled immediately after the Plan's amendment (an Annual Single Life EBRP benefit of $95,800). Under the Plan on December 2, 1987, before amendment his benefits would be calculated as follows:

Executive retires at age 62, 3 years early

Final Average Compensation:                                          $ 250,000

Percentage of Average Final Compensation
specified under the Plan:                                                   65%

Income Objective
         (65% x $250,000)                                            $ 162,500

LESS:    Early Retirement Reduction
         (0.003 per month x 36 months = 10.8%)                         (17,550)
                                                                     ---------

Adjusted Objective                                                     144,950

LESS:    Single Life Retirement Plan Benefit                           (38,000)
                                                                     ---------

         Single Life Annuity from Company
         contributed funds in PSIP                                    ( 45,000)
                                                                     ---------

Annual Single Life EBRP Benefit                                      $  61,950

For this individual, the EBRP benefit from the Plan immediately after the Plan amendment is higher than the benefit provided before amendment. Since he is entitled to the higher of the two, his benefit under the Plan would be $95,800.